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                                                                    EXHIBIT 10.2


                                                                  EXECUTION COPY


                          TRANSITION SERVICE AGREEMENT


        This Transition Service Agreement ("Agreement") is made and entered into this 6th day of May, 1999 by and between and Amkor Technology Korea, Inc., a corporation organized under the laws of the Republic of Korea ("ATK"), and Anam Semiconductor, Inc., a corporation organized under the laws of the Republic of Korea ("Anam").

                              W I T N E S S E T H:

        WHEREAS, Anam and Amkor Technology, Inc. ("ATI") have entered into a certain Asset Purchase Agreement dated as of December 30, 1998 (the "Asset Purchase Agreement") and an amendment to the Asset Purchase Agreement dated May 3, 1999 (the "Amendment"), pursuant to which ATK and ATI will purchase and acquire from Anam the assets in K4; and

        WHEREAS, in order to support the continued and uninterrupted operation of K4 from the time of Closing, the parties to the Asset Purchase Agreement and the Amendment agreed to enter into an arrangement whereby Anam will continue to provide to ATK certain of its services that have been provided by Anam to K4 prior to the Closing Date, in accordance with the terms and conditions of this Agreement and Section 4.7 of the Asset Purchase Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants, agreements and obligations set forth herein, the parties hereto agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

        Section 1.1. Definitions. Unless otherwise defined in this Agreement, all of the capitalized terms used in this Agreement shall have the same meanings as they are defined in the Asset Purchase Agreement.

                                   ARTICLE II
                                      TERM


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                                      -2-


        Section 2.1. Term. The term of this Agreement shall commence on the Closing Date of the Asset Purchase Agreement (the "Effective Date") and shall continue until the parties to this Agreement separately agree, unless terminated on an earlier date pursuant to Article 7 of this Agreement.

                                   ARTICLE III
                                  THE SERVICES

        Section 3.1. Services to be provided by Anam. During the term of this Agreement, Anam shall provide to ATK all of the services and parts and components currently provided to the Business by Anam including, among other things, the research and development, accounting, data processing, materials procurement, electronic data processing, administrative services and all other such support services as are reasonably required in connection with the operation of the Business as described in detail in the Schedules attached to this Agreement (collectively, "Services" and, individually, "Service"), upon the detailed terms and at the rates specified in such Schedules.

        Section 3.2 Services to be Provided.

               (a) Anam shall ensure that the Business is continued to be provided with all of the Services, on the terms and conditions not less favorable than the terms and conditions pursuant to which such services and parts and components are now being provided to the Business.

               (b) In addition to the Services, Anam shall ensure that all services currently made available to the employees of the Business including, without limitation, cafeteria, clinic and human welfare services continue to be provided to the Transferred Employees on the same terms and conditions as such services which have been provided to them.

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                                      -3-


        Section 3.3. Specifics and Costs of Services.

               (a) The attached Schedules of Services and costs are subject to change with the parties' mutual written consent. The parties hereto shall use good faith efforts to discuss any change of charge for a Service; provided, however, that any occurrence of events and change of circumstances shall not justify stopping a provision of Services by Anam under this Agreement.

               (b) ATK is contracting for use of Anam's system on an "as-is" basis. After the Closing Date, if there will be any modifications to Anam_s systems at ATK's request, Anam will make its best efforts to implement such modifications at an actual cost basis.

               (c) If there will be a separation of system at ATK's discretion for the implementation of ATK's own independent systems, Anam agrees to cooperate as reasonably requested by ATK in order to effectuate such separation.

        Section 3.4. Additional Services. In addition to the Services, the parties hereto acknowledge that there may be additional services and facilities which have not been identified herein but which have been used by K4 prior to the Closing Date and which shall continue to be required or desired by ATK until the termination of this Agreement, or such later date as the parties may agree upon. If any such additional services or facilities are identified and requested by ATK, and Anam agrees to provide such services, ATK will be charged at a rate to be agreed by Anam and ATK.

                                   ARTICLE IV
                               PAYMENT AND INVOICE

        Section 4.1. Service Fees.

               (a) The fees payable by ATK to Anam for the Services shall be as set forth in Schedules (the "Service Fees").


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                                      -4-


Notwithstanding anything to the contrary contained herein, ATK shall not be charged under this Agreement for any Service that is specifically required to be performed under any other agreement between Anam and ATK and any such other Service shall be performed and charged for in accordance with the terms of such other agreement.

               (b) In the event that a Service commences, expires or terminates on any day other than the first day of a calendar month, the applicable Service Fee shall be calculated on a pro rata basis based on the actual number of days during which the Service was provided and a month of 30 days.

        Section 4.2. Payment.

               (a) Anam shall invoice ATK monthly in arrears within fifteen (15) calendar days of the end of the month in question in relation to an amount payable for the Services provided to ATK during such month. ATK shall pay an amount invoiced by Anam and any sales, value-added or similar taxes on any amounts to be paid to Anam hereunder in full within thirty (30) calendar days of the date of receipt of Anam's invoice.

               (b) Other than the Service Fees, no cost or expense, including any out-of-pocket expense paid to a third party by Anam as result of Services provided hereunder by Anam to ATK, shall be charged separately to ATK.

                                    ARTICLE V
                                   WARRANTIES

        Section 5.1. Express Warranties. Anam warrants that the Services under this Agreement shall be of substantially the same type and quality as have been provided for the benefit of K4 prior to the Effective Date, and shall be of such type and quality as are reasonably required to appropriately operate K4 in a commercially reasonable manner.



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                                      -5-


                                   ARTICLE VI
                       INDEMNITY; LIMITATION OF LIABILITY

        Section 6.1. Indemnity. Anam shall indemnify and hold harmless ATK from and against any loss, demand, liability, claim, cost or expense of whatever kind (collectively, "Damages") arising from and incurred by ATK due to the negligence or willful misconduct of Anam or its personnel assigned for the Services under this Agreement.

        Section 6.2 Survival. The provisions of this Article VI shall survive the termination of this Agreement.

                                   ARTICLE VII
                                   TERMINATION

        Section 7.1. Termination.

               (a) This Agreement may be terminated with respect to all or a portion of the Services at any time as follows:

                      (i) by mutual written agreement of the parties;

                      (ii) at the written election of one party, in the event of a material default by the other party of its obligations hereunder, which default shall not have been cured within sixty (60) calendar days after written notice given by the non-defaulting party to the defaulting party; or

                      (iii) at the written election of one party, in accordance with Section 8.1(d).

               (b) ATK may terminate any Service(s) provided pursuant to this Agreement on ninety (90) days prior written notice to Anam, unless otherwise specified in Schedules. If ATK elects to terminate a Service, it will bear the costs of interfacing any new


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                                      -6-


system to the remaining Anam systems which it continues to use. ATK shall no longer be obligated to pay Anam the Service Fees attributable to such canceled Service(s) following the effective termination date of such Service(s) provided that ATK fully pays any and all Service Fees, charges or other similar payment due and accrued in connection with Service(s) provided up to and including the effective termination date.

               (c) No termination of this Agreement (including any early termination of a Service pursuant to paragraph (b) above) shall discharge, affect or otherwise modify in any manner the rights and obligations of the parties hereto which have accrued or have been incurred prior to such termination, including, without limitation, the obligation of ATK to pay Anam any and all amounts payable hereunder for, or related to, the Services theretofore provided.

                                  ARTICLE VIII
                                  FORCE MAJEURE

        Section 8.1. Force Majeure.

               (a) A party is not liable for a failure to perform any of its obligations under this Agreement insofar as it proves that the failure was due to an impediment beyond its reasonable control.

               (b) An impediment within paragraph (A) above may result from events including, but not limited to, (i) war, whether declared or not, riots, acts of sabotage, explosions, fires, destruction of equipment/machines, or inability to obtain raw materials, (ii) natural disasters, such as violent storms, earthquakes, floods and destruction by lightning, (iii) the intervention of any Governmental Authority, and (iv) boycotts, strikes and lock-outs of all kinds and work-stoppages.

               (c) A party seeking relief hereunder shall as soon as practicable after the impediment and its effects upon its ability


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                                      -7-


to perform became known to it give notice to the other party of such impediment.

               (d) If the grounds for relief subsist for [ninety (90)] days or more, either party shall be entitled to terminate this Agreement with written notice to the other party pursuant to Article 5.

                                   ARTICLE IX
                                  MISCELLANEOUS

        Section 9.1. Notices. All notices, reports and other written communications permitted or required to be delivered by the provisions of this Agreement shall be delivered to the party due to receive such notice, report, or other written communication personally, by facsimile or by air courier service at the relevant address set out below or such other address as the party may specify by notice to the other:

to Anam:  Anam Semiconductor, Inc.
          280-2, 2-ga, Sungsu-dong
          Sungdong-gu, Seoul 133-706 Korea
          Attn: K.H. Kim

to ATK:   Amkor Technology Korea, Inc.
          Advanced Science & Industrial Complex, 2 block
          Daechon-dong, Buk-gu, Kwangju 500-470 Korea
          Attn: Michael D. O'Brien

        Section 9.2. Governing Law and Jurisdiction. This Agreement and the terms and conditions hereof shall be governed by and construed and interpreted in accordance with the laws of the Republic of Korea. Any and all disputes which may not be amicably settled by the parties shall be subject to the non-exclusive jurisdiction of the Seoul District Court, and Anam and ATK each hereby agree and consent to be subject to the jurisdiction of such court.


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                                      -8-


        Section 9.3. Effectiveness. The parties' obligations under this Agreement are conditioned upon the Closing, the occurrence of which is subject to various conditions set forth in the Asset Purchase Agreement. This Agreement shall become operative if and when the Closing occurs and shall be null and void if this Closing does not occur for any reason.

        Section 9.4. Headings. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provisions hereof.

        Section 9.5. Amendment; Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Anam and ATK, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

        Section 9.6. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be deemed invalid, illegal or unenforceable to any extent or for any reason, such provision shall be severed from this Agreement and the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law. A provision which is valid, legal and enforceable shall be substituted for the severed provision.

        Section 9.7. Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Anam or ATK, or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

        Section 9.8. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

        Section 9.9. Entire Agreement. This Agreement, the Asset


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                                      -9-


Purchase Agreement and the other agreements referred to in the Asset Purchase Agreement contain the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matter.

        Section 9.10. Relationship of the Parties. Anam shall perform all Services hereunder as an independent contractor. This Agreement does not create a fiduciary or agency relationship between Anam and ATK, each of which shall be and at all times remain independent companies for all purposes hereunder. Nothing in this Agreement is intended to make either party a general or special agent, joint venturer, partner or employee of the other for any purpose.

        Section 9.11. Assignment. Neither party to this Agreement may assign any of its rights or obligations under this Agreement, without the prior written consent of the other party hereto.

        Section 9.12. Fulfillment of Obligations. Any obligation of any party to any other party under this Agreement, which obligation is performed, satisfied or fulfilled by an Affiliate of such party, shall be deemed to have been performed, satisfied or fulfilled by such party.

        Section 9.13. Public Announcement. Prior to the Closing, neither Anam nor ATK shall, without the approval of the other party hereto, make any press release or other public announcement concerning the terms of the transactions contemplated by this Agreement, except as may be required to comply with requirements of any applicable Laws, and the rules and regulations of any stock exchange upon which the securities of one of the parties is listed, in which case the party shall use its Best Efforts to advise the other party thereof and the parties shall use their Best Efforts to cause a mutually agreeable release or announcement to be issued; provided that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement.



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        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed in counterparts the day and year first written above.


        ANAM SEMICONDUCTOR, INC.


        By: /s/
            ---------------------------

        Name:
              -------------------------

        Title:
               ------------------------


        AMKOR TECHNOLOGY KOREA, INC.

        By: /s/
            ---------------------------

        Name:
              -------------------------

        Title:
               ------------------------



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                                   Schedule A

                                PLANNING SERVICES

A.      Contents of Services

        This Service includes budget and investment control, performance evaluation, projection of annual business plan, collection of data & information, government & public relations. Details of the services that will be provided to ATK are as follows:

        _ Provide a guide line for investment and budget, including review of the feasibility of proposed investments;

        _ Provide annual business plan, which involves the following year_s P&L projection, investments plan, resources, and related matters;

        _ Collect and provide an internal and external data and information, including the data and information regarding yield rate, cost, turnover rate, investment status, semiconductor market overview, new package trend, customer related information, etc;

        _      Provide services relating government relation; and

        _ Provide company related news and advertisement to the public whenever it is necessary.

B.      Service Fee

        Fee to be paid by ATK per month shall be US$40,250 (exclusive of any VAT) which has been agreed by the parties, on the assumption that 7 employees of Anam out of 24 employees working for planning service are exclusively assigned for the service to ATK.




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                                   Schedule B

                            SPECIAL CUSTOMER SERVICES

A.      Contents of Service

        This Service is for the biggest customer of ATK, Intel. The services includes quality improvement of Intel products, cost reduction follow-up, critical part inventory, maintain direct communication with Intel, and all related matters.

B.      Service Fee

        Fee to be paid by ATK per month shall be US$6,417 (exclusive of any VAT) which has been agreed by the parties, on the assumption that 3 employees of Anam out of 7 employees working for special customer service are exclusively assigned for the service to ATK.







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                                   Schedule C

                          GENERAL AFFAIRS (GA) SERVICES


A.      Contents of Service

        This Service includes company security, employees benefits, document control, overseas business trip control, information desk, fixed asset control, sub-contractor control, company transportation control, printing house, broadcasting, and related matters. Details of the services that will be provided for ATK are as follows:

        _ Manage fixed assets including allocation of equipment, liquidation of equipment, establishment and maintenance of asset management control system, etc;

        _      Coordinate contracts for outsourcing;

        _      Establish strategy for operating vehicles, cafeteria, etc;

        _ Support and manage employees' overseas trip such as reservation of air ticket and hotel, travel expenses, etc; and

        _      Provide printing service using printing house in K1.

        B.     Service Fee

        Fee to be paid by ATK per month shall be US$29,000 (exclusive of any VAT) which has been agreed by the parties, on the assumption that 8 employees of Anam out of 153 employees working for general affairs service are exclusively assigned for the service to ATK.


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                                   Schedule D

                       HUMAN RESOURCE DEVELOPMENT SERVICES

A.      Contents of Service

        This Service includes hiring and retirement, allocation of employees, performance rating, promotion of employee, training and education of employee, company regulation, and rewarding and punishment of employees. Details of the services are as follows:

        _      [Hire operators independently;]

        _ [Evaluate performance of employees in connection with promotion and reward & punishment of employees;] and

        _      Establish company regulations.

        Training for the employees hired for the operation of K4 shall be dome independently by ATK at its own costs.


        B.     Service Fee

        Fee to be paid by ATK per month shall be US$80,083 (exclusive of any VAT) which has been agreed by the parties, on the assumption that 18 employees of Anam out of 90 employees working for human resource development service are exclusively assigned for the service to ATK.


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                                   Schedule E

                            EMPLOYEE-RELATED SERVICES

A.      Contents of Service

        This Service includes labor strategy, employee benefits, company outdoor program, employee health program, payroll & social security payment and other labor-related matters. Details of the services which will be provided to ATK are as follows:

        _      Provide advice to the management of employees;

        _ Manage funds for the employee benefit, decide the types and value of the gifts and bonuses to be given to the employees; and

        _ Manage employee payrolls, severance pay and the social security payments.

        B.     Service Fee

        Fee to be paid by ATK per month shall be US$8,333 (exclusive of any VAT) which has been agreed by the parties, on the assumption that 4 employees of Anam out of 25 employees working for employee related service are exclusively assigned for the service to ATK.



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                                   Schedule F

                          FINANCE & ACCOUNTING SERVICES


        A.     Contents of Service

        This Service will include following:

        _      Manage funds;

        _      Provide foreign exchange service relating to export and import;

        _      Prepare accounting books and records for monthly closing;

        _      Manage tax payment; and

        _      Manage receipts and disbursements.

        B.     Service Fee

        Fee to be paid by ATK per month shall be US$133,083 (exclusive of any VAT) which has been agreed by the parties, on the assumption that 9 employees of Anam out of 30 employees working for financing and accounting services are exclusively assigned for the services to ATK.



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                                   Schedule G

                          EXPORT & IMPORT IN LOGISTICS


        A.     Contents of Service

        This Service will include following:

        _ Support custom related services when imported materials are transferred to ATK;

        _      Select and contract with forwarders for exporting and importing;

        _      Provide custom clearance and other government related services;

        _      Prepare record of exporting and importing performances; and

        _      Manage Anam Trade Information Service Tracking System at K4.

        B.     Service Fee

        Fee to be paid by ATK per month shall be US$9,833 (exclusive of any VAT) which has been agreed by the parties, on the assumption that 3 employees of Anam out of 14 employees working for financing and accounting services are exclusively assigned for the services to ATK.


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                                   Schedule H

                                MATERIAL CONTROL


        A.     Contents of Service

        This Service will include following:

        _      Die input and labeling;

        _      Die receiving and inspection;

        _      Manage die flow;

        _      Manage material inventory and bill-back services; and

        _      Manage carrying in/out of other materials and spare parts.

        B.     Service Fee

        Fee to be paid by ATK per month shall be US$9,670 (exclusive of any VAT) which has been agreed by the parties, on the assumption that 4 employees of Anam out of 74 employees working for material control service are exclusively assigned for the service to ATK.

                                   Schedule I

                               PURCHASING SERVICES


        A.     Contents of Service

        This Service will include following:

        _      Establish purchasing strategy:

        _      Market trend analysis (PCB, L/F, Equipment, etc);

        _      Price negotiation (PCB, L/F, Equipment, etc);

        _      Select supplier;

        _      Follow-up monitoring (Delivery, Quality, Inventory, etc); and

        _      Manage purchasing system

        B.     Service Fee

        Fee to be paid by ATK per month shall be US$16,830 (exclusive of any VAT) which has been agreed by the parties, on the assumption that 8 employees of Anam out of 27 employees working for purchasing service are exclusively assigned for the service to ATK.


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                                   Schedule J

                                  R&D SERVICES


        A.     Contents of Service

        This Service will include following:

        _      Manages Technology Information Management System;

        _ Produce technology engineering report, and hold technology related seminars;

        _      Develop new package design and run simulations

        _      Develop direct/indirect material and support suppliers of ATK;

        _      Support K4 plant for its new package line-up; and

        _      License relevant patent to ATK;

        B.     Service Fee

        Fee to be paid by ATK per month shall be US$63,083 (exclusive of any VAT) which has been agreed by the parties, on the assumption that 24 employees of Anam out of 102 employees working for R&D service are exclusively assigned for the service to ATK.

                                   Schedule K

                             QA SUPPORTING SERVICES


        A.     Contents of Service

        This Service includes will include following:

        _      Material and Die incoming quality assurance;

        _      Conduct an audit for suppliers;

        _      Conduct reliability test for the finished goods; and

        _      Quality related specification and document control.

        B.     Service Fee

        Fee to be paid by ATK per month shall be US$32,920 (exclusive of any VAT) which has been agreed by the parties, on the assumption that 16 employees of Anam out of 80 employees working for QA supporting service are exclusively assigned for the service to ATK.

                                   Schedule L

                                CUSTOMER SERVICES


        A.     Contents of Service

        This Service includes direct communication with customer and providing data that customer has requested. Details of the services are as follows:

        _      Customer resident support;

        _ Sales support (billing service, new customer service representative training, etc);

        _ Manufacturing monitoring (On-time delivery monitoring, emergency lot control, hand-carry service, etc); and

        _      Follow-up "Voice of Customer"

        B.     Service Fee

        Fee to be paid by ATK per month shall be US$23,250 (exclusive of any VAT) which has been agreed by the parties, on the assumption that 15 employees of Anam out of 63 employees working for customer service are exclusively assigned for the service to ATK.

                                   Schedule M

                           SALES & MARKETING SERVICES

        A.     Contents of Service

        This Service is for sales and marketing in both domestic and Japan customers. Details of the services are as follows:

        _      Contract with domestic and Japan customer;

        _      Produce forecast for the customer;

        _      Manage delivery time and cost of products;

        _      Analyze market trend and package trend; and

        _      Maintain good relationships with customers.

        B.     Service Fee

        Fee to be paid by ATK per month shall be US$17,583 (exclusive of any VAT) which has been agreed by the parties, on the assumption that 7 employees of Anam out of 23 employees working for sales and marketing service are exclusively assigned for the service to ATK.

                                   Schedule N

                          PRODUCTION PLANNING SERVICES

        A.     Contents of Service

        This Service includes the following:

        _ Produce overall production volume forecasts and conduct performance control;

        _      Produce summary sheets of manpower and equipment efficiency;

        _      Control capacity and material usage;

        _      Control plant lay-out;

        _      Support expatriates support (housing, vehicles, tax, etc);

        _      Conduct cost control:

                    - ABC (Activity Based Costing)
                    - Produce cost modeling
                    - Generate line cost and P&L by PKG, plant, company
                    - Calculate and analyze average sales price; and

        _      Select equipment and demonstration of new equipment

        _      Manage overall "Suggestion Program";

        _ Manage and support ATK's "Small Group Activity" and "Improvement Team Activities";

        _ Improve working environment and minimize loss or rejection in production line;

        _      Manage the Product Data Base; and

        _      Enter orders (pin count updates, registration of a new package)

        B.     Service Fee

        Fee to be paid by ATK per month shall be US$37,830 (exclusive of any VAT) which has been agreed by the parties, on the assumption that 11 employees of Anam out of 33 employees working for production planning service are exclusively assigned for the service to ATK.

                                   Schedule O

                                  ICS SERVICES

        A.     Contents of Service

        This Service includes the following:

        _ Develop all the information and technology programs for the plant;

        _ Develop and establish inter-company networking system- Notes System (e-mail, information sharing system);

        _ Select hardware (PC, Server, Video conference equipment, etc) and maintain the hardware;

        _      Select software for the office users; and

        _      Maintain telecommunications system.

        B.     Service Fee

        Fee to be paid by ATK per month shall be US$182,417 (exclusive of any VAT) which has been agreed by the parties, on the assumption that 15 employees of Anam out of 51 employees working for ICS service are exclusively assigned for the service to ATK.

                                   Schedule P

                         MANAGEMENT ASSISTANCE SERVICES

        A.     Contents of Service

        This Service includes the following:

        _ Provide financial management, including overall management of financial matters, including contacts with the creditor banks and development of the financial policies.

        _ Coordinate public relations with public media, such as newspapers, magazines and broadcasting companies, publication of monthly corporate magazine for Anam's and ATK's employees and coordination of CI ("Corporate Identity") project.

        _      Provide support for the senior management of Anam and ATK.

        _ Provide construction, environment and safety management services in connection with the management of environment and construction of K4.

        B.     Service Fee

        Fee to be paid by ATK per month shall be US$60,916 (exclusive of any VAT) which has been agreed by the parties, on the assumption that 15 employees of Anam out of 46 employees working for management support service are exclusively assigned for the service to ATK.

                                   Schedule Q

                               SECRETARIAL SUPPORT

        A.     Contents of Service

        This Service includes the following:

        _ Provide secretarial support for the senior management of Anam and ATK, including the Chairman of Anam.

        _ Provide assistance and coordination services among Anam, Anam USA and ATI.

        B.     Service Fee

        Fee to be paid by ATK per month shall be US$27,666 (exclusive of any VAT) which has been agreed by the parties, on the assumption that 4 employees of Anam out of 12 employees working for secretarial support are exclusively assigned for the service to ATK.